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Exhibit 23(a)(4)

                               DAVIS SERIES, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                 TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                            GENERAL CORPORATION LAW

        Davis Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:   Prior to the increase in the number of authorized shares and the designation of the common stock of the corporation, the corporation had a total of 5,000,000,000 shares, $.01 par value per share, 1,700,000,000 shares of which were unclassified and 3,300,000,000 shares of which were classified as 200,000,000 shares of Davis Growth Opportunity Fund Class A Common Stock, 200,000,000 shares of Davis Growth Opportunity Fund Class B Common Stock, 50,000,000 shares of Davis Growth Opportunity Fund Class C Common Stock, 100,000,000 shares of Davis Growth Opportunity Fund Class Y Common Stock, 200,000,000 shares of Davis Government Bond Fund Class A Common Stock, 200,000,000 shares of Davis Government Bond Fund Class B Common Stock, 50,000,000 shares of Davis Government Bond Fund Class C Common Stock, 100,000,000 shares of Davis Government Bond Fund Class Y Common Stock, 200,000,000 shares of Davis Financial Fund Class A Common Stock, 200,000,000 shares of Davis Financial Fund Class B Common Stock, 50,000,000 shares of Davis Financial Fund Class C Common Stock, 100,000,000 shares of Davis Financial Fund Class Y Common Stock, 200,000,000 shares of Davis Convertible Securities Fund Class A Common Stock, 200,000,000 shares of Davis Convertible Securities Fund Class B Common Stock, 50,000,000 shares of Davis Convertible Securities Fund Class C Common Stock, 100,000,000 shares of Davis Convertible Securities Fund Class Y Common Stock, 200,000,000 shares of Davis Real Estate Fund Class A Common Stock, 200,000,000 shares of Davis Real Estate Fund Class B Common Stock, 50,000,000 shares of Davis Real Estate Fund Class C Common Stock, 100,000,000 shares of Davis Real Estate Fund Class Y Common Stock,


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        150,000,000 shares of Davis Government Money Market Fund Class A Common
        Stock, 150,000,000 shares of Davis Government Money Market Fund Class B Common Stock, 150,000,000 shares of Davis Government Money Market Fund Class C Common Stock, and 100,000,000 shares of Davis Government Money Market Fund Class Y Common Stock, each with $.01 par value per share. The aggregate par value of all of the stock is $50,000,000 of which $17,000,000 is unclassified and $33,000,000 is classified.

        SECOND:   The Articles of Incorporation are hereby supplemented by (i)
        increasing the number of authorized shares of the corporation to 10,000,000,000; and (ii) designating out of such increase an additional 4,550,000,000 shares to the Davis Government Money Market Fund, to be classified as 2,850,000,000 shares of Davis Government Money Market Fund Class A Common Stock, 350,000,000 shares of Davis Government Money Market Fund Class B Common Stock, 350,000,000 shares of Davis Government Money Market Fund Class C Common Stock and 1,000,000,000 shares of Davis Government Money Market Fund series which are unclassified, all with $.01 par value per share.

        THIRD:   The Class A Common Stock, Class B Common Stock, Class C Common
        Stock and Class Y Common Stock of each Fund, shall represent investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

                        (i) Expenses related to the distribution of each class
                of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

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                        (ii) The Class A Common Stock of all Funds, other than
                the Davis Government Money Market Fund, may be subject to a front-end load and Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge as determined by the Board of Directors from time to time prior to issuance of such stock;

                        (iii) The Class B Common Stock of all Funds, other than
                the Davis Government Money Market Fund, may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to the Class A Common Stock of its respective Fund at the end of eight (8) years after purchase or such shorter period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

                        (iv) The Davis Government Money Market Fund Class A
                Common Stock may be sold without a front-end load and without a Rule 12b-1 distribution fee;

                        (v) The Davis Government Money Market Fund Class B
                Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge, shall be converted to Davis Government Money Market Fund Class A Common Stock at the end of eight (8) years after purchase, or such shorter period as determined by the Board of Directors, and may be sold without a Rule 12b-1 distribution fee;

                        (vi) The Class C Common Stock of all Funds, other than
                the Davis Government Money Market Fund, may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the


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

                Board of Directors from time to time prior to issuance of such stock;

                        (vii) The Davis Government Money Market Fund Class C
                Common Stock may be subject to a contingent deferred sales charge and may be sold without a front-end sales load and without a Rule 12b-1 distribution fee;

                        (viii) The Class Y Common Stock of all Funds may be sold
                without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

                        (ix) Each class shall vote separately on matters
                pertaining only to that class, as the Board of Directors shall from time to time determine; and

                        (x) Nothing herein shall prohibit the imposition of a
                redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.

        FOURTH:   Immediately following the increase in the authorized shares and the designation of such stock, the corporation will have a total of 10,000,000,000 shares, $.01 par value per share, 2,150,000,000 which shall be unclassified and 7,850,000,000 which shall be classified as 200,000,000 shares of Davis Growth Opportunity Fund Class A Common Stock, 200,000,000 shares of Davis Growth Opportunity Fund Class B Common Stock, 50,000,000 shares of Davis Growth Opportunity Fund Class C Common Stock, 100,000,000 shares of Davis Growth Opportunity Fund Class Y Common Stock, 200,000,000 shares of Davis Government Bond Fund Class A Common Stock, 200,000,000 shares of Davis Government Bond Fund Class B Common Stock, 50,000,000 shares of Davis Government Bond Fund Class C Common Stock, 100,000,000 shares of Davis Government Bond Fund Class Y Common Stock, 200,000,000 shares of Davis Financial Fund Class A Common Stock, 200,000,000 shares of Davis Financial Fund Class B Common Stock, 50,000,000 shares of Davis Financial Fund Class C Common Stock,


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        100,000,000 shares of Davis Financial Fund Class Y Common Stock,
        200,000,000 shares of Davis Convertible Securities Fund Class A Common Stock, 200,000,000 shares of Davis Convertible Securities Fund Class B Common Stock, 50,000,000 shares of Davis Convertible Securities Fund Class C Common Stock, 100,000,000 shares of Davis Convertible Securities Fund Class Y Common Stock, 200,000,000 shares of Davis Real Estate Fund Class A Common Stock, 200,000,000 shares of Davis Real Estate Fund Class B Common Stock, 50,000,000 shares of Davis Real Estate Fund Class C Common Stock, 100,000,000 shares of Davis Real Estate Fund Class Y Common Stock, 3,000,000,000 shares of Davis Government Money Market Fund Class A Common Stock, 500,000,000 shares of Davis Government Money Market Fund Class B Common Stock, 500,000,000 shares of Davis Government Money Market Fund Class C Common Stock, 100,000,000 shares of Davis Government Money Market Fund Class Y Common Stock, and 1,000,000,000 shares of Davis Government Money Market Fund series undesignated shares, each with $.01 par value per share. The aggregate par value of all of the stock is $100,000,000 of which $21,500,000 is unclassified and $78,500,000 is classified.

        FIFTH:   The stock of the Corporation has been increased and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

        SIXTH:   The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

        SEVENTH:   The Board of Directors duly adopted a resolution (i)
        increasing the number of authorized shares of the Corporation; and (ii) classifying 4,550,000,000 shares as 2,850,000,000 shares of Davis Government Money Market Fund Class A Common Stock, 350,000,000 shares of Davis Government Money Market Fund Class B Common Stock, 350,000,000 shares of Davis Government Money Market Fund

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        Class C Common Stock and 1,000,000,000 shares of Davis Government Money
        Market Fund series of undesignated stock.

        IN WITNESS WHEREOF, Davis Series, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on December 8, 1997.


                                        DAVIS SERIES, INC.


                                        By:/s/
                                           -----------------------------------
                                               Kenneth C. Eich, Vice President


        ATTEST:


        /s/
        ---------------------------
        Eileen R. Street, Secretary



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        THE UNDERSIGNED, the Vice President of DAVIS SERIES, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


DATED:  December 8, 1997


                                        By:/s/
                                           -----------------------------------
                                               Kenneth C. Eich, Vice President






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



                               STATE OF MARYLAND

                                                                586676

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201






                                                        DATE:  DECEMBER 10, 1997




THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR DAVIS SERIES, INC. WERE RECEIVED AND APPROVED FOR RECORD ON DECEMBER 10, 1997 AT 10:22 A.M.






FEE PAID:                       1,082.00



(Seal)



                                                            HARRY J. NOONAN
                                                            CHARTER SPECIALIST


AT5-031






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